                                                                    EXHIBIT 10.1


                    SEVENTH AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Seventh Amendment") is made and dated as of the 27th day of July, 2000, by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").


                                    RECITALS

         A. Pursuant to that certain Amended and Restated Credit Agreement dated as of December 10, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

         B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that effective as of the Effective Date (as that term is defined in Paragraph 9 below):


                                    AGREEMENT

         1. Increase in Permitted Stock Repurchases. To reflect the agreement of the parties to increase the dollar amount of acquisitions, purchases, redemptions and retirements of the Company's capital stock, the parties hereto hereby agree that effective as of the Effective Date the dollar amount "$2,500,000.00" appearing in line 6 of Paragraph 8(f) of the Credit Agreement is hereby replaced by the dollar amount "$10,000,000.00".

         2. Modifications in Interest Rates. To reflect the agreement of the parties hereto to modify the interest rates applicable to COF Rate Loans and Reference Rate Loans, the parties hereto hereby agree that effective as of the Effective Date:

                  (a) Paragraph 1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

                          "1(b) Calculation of Interest. The Company shall pay interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 1(e), and 3(j) below): (1) with respect to each Loan which is a COF Loan, at the Applicable COF Rate for the applicable Interest Period, and (2) with respect to each Loan which is a Reference Rate Loan, at the Applicable Reference Rate during the applicable computation period."

                  (b) The definitions of the terms "Applicable COF Rate," "Applicable COF Spread," "Applicable Reference Rate" and "Applicable Reference Rate Spread" are hereby added to Paragraph 12 of the Credit Agreement in correct alphabetical order to read in their entirety as follows:

                           "'Applicable COF Rate' shall mean with respect to any Interest Period, the COF Rate for such Interest Period plus the Applicable COF Spread.

                           'Applicable COF Spread' shall mean on any day that percentage determined based upon the ratio of Funded Debt to EBITDA (as determined in accordance with Paragraph 8(l) above) as reported in the most recent financial statements required to be delivered by the Company prior to the date of determination (with any resulting change in the Applicable COF Spread being effective as of the date such financial statements are required to be delivered pursuant to the terms of this Agreement) in accordance with the following:


                  Funded Debt: EBITDA                            Applicable COF Spread
                  -------------------                            ---------------------
                  Less than or equal to                                   2.00%
                  0.75:1.00

                  Greater than 0.75:1.00                                  2.25%
                  but less than 1.25:1.00

                  Greater than 1.25:1.00                                  2.50%
                  but less than 1.75:1.00

                  Greater than 1.75:1.00                                  2.75%
                  but less than 2.25:1.00

                  Greater than 2.25:1.00                                  3.00%


                           'Applicable Reference Rate' shall mean for any interest calculation period for any Reference Rate Loan, the daily average Reference Rate in effect during such calculation period plus the Applicable Reference Rate Spread.

                           'Applicable Reference Rate Spread' shall mean on any day that percentage determined based upon the ratio of Funded Debt to EBITDA (as determined in accordance with Paragraph 8(l) above) as reported in the most recent financial statements required to be delivered by the Company prior to the date of determination (with any resulting change in the Applicable Reference Rate Spread being effective as of the date such financial statements are required to be delivered pursuant to the terms of this Agreement) in accordance with the following:


                  Funded Debt: EBITDA                         Applicable Reference Rate Spread
                  -------------------                         --------------------------------

                  Less than or equal to                                   0.00%
                  0.75:1.00

                  Greater than 0.75:1.00                                  0.00%
                  but less than 1.25:1.00

                  Greater than 1.25:1.00                                  0.25%
                  but less than 1.75:1.00

                  Greater than 1.75:1.00                                  0.50%
                  but less than 2.25:1.00

                  Greater than 2.25:1.00                                  0.50%"

         3. Modification of Non-Usage Fee. To reflect the agreement of the parties to modify the amount of the non-usage fee payable by the Company to the Lenders, the parties hereto hereby agree that effective as of the Effective
Date:

                  (a) Paragraph 3(i)(1)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(i) On the first Business Day of the first month of each calendar quarter (and on the Maturity Date) for the immediately preceding calendar quarter (or portion thereof) a non-usage fee in the amount set forth in a fee billing delivered by the Agent to the Company, which non-usage fee shall be computed at the per annum rate equal to the Applicable Fee Rate against: a. the average daily Credit Limit in effect during the immediately preceding calendar quarter (or portion thereof), minus b. the daily average amount of Loans outstanding and Outstanding Letters of Credit during the immediately preceding calendar quarter (or portion thereof);"

                  (b) A new definition of the term "Applicable Fee Rate" is hereby added to Paragraph 12 of the Credit Agreement in correct alphabetical order to read in its entirety as follows:

                           "'Applicable Fee Rate' shall mean on any day that percentage determined based upon the ratio of Funded Debt to EBITDA (as determined in accordance with Paragraph 8(l) above) as reported in the most recent financial statements required to be delivered by the Company prior to the date of determination (with any resulting change in the Applicable Fee Rate being effective as of the date such financial statements are required to be delivered pursuant to the terms of this Agreement) in accordance with the following:


                  Funded Debt: EBITDA                         Applicable Fee Rate
                  -------------------                         -------------------
                  Less than or equal to                                   0.25%
                  0.75:1.00

                  Greater than 0.75:1.00                                  0.25%
                  but less than 1.25:1.00

                  Greater than 1.25:1.00                                  0.25%
                  but less than 1.75:1.00

                  Greater than 1.75:1.00                                  0.50%
                  but less than 2.25:1.00

                  Greater than 2.25:1.00                                  0.50%"

         4. Minimum Tangible Net Worth. To reflect the agreement of the parties hereto to modify the covenant for minimum Tangible Net Worth, the parties hereto hereby agree that effective as of the Effective Date, Paragraph 8(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "8(i) Minimum Tangible Net Worth. Permit the
         Company's consolidated Tangible Net Worth at the end of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2000, to be less than (1) $17,000,000, plus (2) seventy-five percent (75%) of consolidated Net Profit After Taxes for each fiscal quarter, determined at the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2000 and with no deduction for losses, plus (3) seventy-five percent (75%) of the net proceeds of any additional equity shares or Subordinated Debt issued by the Company or its Subsidiaries."

         5. Reaffirmation of Security Agreement. The Company hereby affirms and agrees that: (a) the execution and delivery by the Company of and the performance of its obligations under this Seventh Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and
(c) the Security Agreement remains in full force and effect.

         6. Effective Date. This Seventh Amendment shall be effective as of the date (the "Effective Date") that the Agent receives the following:

                  (a) Duly executed signature pages for this Seventh Amendment from each party hereto;

                  (b) A reaffirmation of guaranty and security agreement in form and substance acceptable to the Agent and the Lenders, duly executed by each of Corinthian Marketing, Inc. and Equity Marketing Hong Kong, Ltd.;

                  (c) A copy of corporate resolutions from the Company, certified by a Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance of this Seventh Amendment by the Company, and an incumbency certificate identifying the officers of the Company authorized to execute this Seventh Amendment on behalf of the Company; and

                  (d) Such other resolutions, incumbency certificates, good standing certificates and other documents, instruments and agreements as the Agent may reasonably request.

         7. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Seventh Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Seventh Amendment. This Seventh Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  (b) At and as of the date of execution hereof and at and as of the Effective Date of this Seventh Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects (except for such representations and warranties as are made as of a particular date, which the Company confirms were accurate and complete in all material respects as of the date made), and (ii) there are no existing Events of Default or Potential Defaults.

         8. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

         9. Counterparts. This Seventh Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed as of the day and year first above written.

                                     EQUITY MARKETING, INC.,
                                     a Delaware corporation



                                     By:  /s/ Teresa P. Covington
                                        ----------------------------------------
                                        Name:  Teresa P. Covington
                                        Title:  Vice President, Finance

                                     SANWA BANK CALIFORNIA, as Agent and as a Lender



                                     By:  /s/ David A. Rosso
                                       ----------------------------------------
                                        Name:  David A. Rosso
                                        Title:  Vice President


                                     By:  /s/ Jennifer L. Banks
                                        ---------------------------------------
                                        Name:  Jennifer L. Banks
                                        Title:  Vice President


                                     IMPERIAL BANK, as a Lender



                                     By:  /s/ Judy Y. Tu
                                        ---------------------------------------
                                        Name: Judy Y. Tu
                                        Title:  Assistant Vice President